Exhibit 10.38
LIONS GATE ENTERTAINMENT CORP.
2017 PERFORMANCE INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [DATE] by and between Lions Gate Entertainment Corp., a company recognized under the laws of the Province of British Columbia (the “Corporation”), and [NAME] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (the “Plan”), the Corporation has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of share units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.    Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award of [AMOUNT] share units (the “Share Units”) with respect to the Corporation’s Class B non-voting common shares (the “Class B Common Shares”). As used herein, the term “share unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Class B Common Share (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Share Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Share Units vest pursuant to Section 3. The Share Units shall not be treated as property or as a trust fund of any kind. The Award is in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.

[The Award has been granted to the Participant in complete fulfillment of the Corporation’s obligations to grant restricted share units under the provisions of [Section ___] of the Participant’s written employment agreement with the Corporation or one of its Subsidiaries.]

3.    Vesting. [Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to one-third of the total number of Share Units (in each case subject to adjustment under Section 7.1 of the Plan) on each of the first, second and third anniversaries of the Award Date.]

4.    Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award (with the exception of any acceleration provisions provided for in the Participant’s most recently executed employment agreement then in effect, if any and to the extent applicable to the Award) and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5.    Dividend and Voting Rights.

(a)        Limitations on Rights Associated with Units. The Participant shall have no rights as a shareholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Share Units and any Class B Common Shares underlying or issuable in respect of such Share Units until such Class B Common Shares are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b)    Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Class B Common Shares, the Corporation shall credit the Participant with an additional number of Share Units equal to (i) the per share cash dividend paid by the Corporation on its Class B Common Shares on such date, multiplied by (ii) the total number of Share Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a Class B Common Share on the date of payment of such dividend. Any Share Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Share Units to which they relate. No crediting of Share Units shall be made pursuant to this Section 5(b) with respect to any Share Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.    Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.    Timing and Manner of Payment of Share Units. On or as soon as administratively practical following each vesting of any Share Units subject to the Award pursuant to Section 3 hereof or Section 7 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Participant a number of Class B Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Share Units subject to this Award that vest on the applicable vesting date, unless such Share Units terminate prior to the given vesting date pursuant to Section 8. The Corporation’s obligation to deliver Class B Common Shares or otherwise make payment with respect to vested Share Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Share Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Share Units that are paid or that terminate pursuant to Section 8.

8.    Effect of Termination of Employment or Service. The Participant’s Share Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or in service to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment or service with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily. If any unvested Share Units are terminated hereunder, such Share Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

9.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s Class B Common Shares contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such shares), the Administrator shall make adjustments in accordance with such section in the number of Share Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b).

10.        Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of Class B Common Shares in respect of the Share Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Share Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11.    Notices. Any notice to be given under the terms of this Agreement shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail, telexed, telecopied, telegraphed, or delivered, if to the Corporation, at its principal office to the attention of the Secretary, and if to the Participant, at the Participant’s last address on the payroll records of the Corporation, or at such other address as each party may from time to time direct in writing. Any such notice shall be deemed to have been received, if mailed, telexed, telecopied, or telegraphed, forty-eight hours after the time of mailing, telexing, telecopying, or telegraphing, and if delivered, upon delivery. If normal mail service is interrupted by a labour dispute, slowdown, strike, force majeure, or other cause, a notice sent by mail shall not be deemed to be received until actually received, and the party giving such notice shall use such other services as may be available to ensure prompt delivery or shall deliver such notice.

12.    Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.    Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Share Units, and rights no greater than the right to receive the Class B Common Shares (or equivalent value) as a general unsecured creditor with respect to Share Units, as and when payable hereunder.

15.    Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.    Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation.

18.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

19.    Quebec Participants. If the Participant is a resident of the Province of Quebec, the Participant acknowledges receipt of an information memorandum in respect of the Plan.

20.    Language. The parties hereto have requested that this Agreement and the certificates, documents or notices relating thereto be drafted in the English language. Les parties a cet accord ont exige que cet accord et tous certifcats, documents ou avis y afferent soit redige en langue anglaise.

21.        Clawback Policy. The Share Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Share Units or any Class B Common Shares or other cash or property received with respect to the Share Units (including any value received from a disposition of the shares acquired upon payment of the Share Units).

22.        No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Share Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 10 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

LIONS GATE ENTERTAINMENT CORP.,
a company recognized under the laws of the Province of British Columbia

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